UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 28, 2002

IMMERSION CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-27969	94-3180138

(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer

Incorporation)		Identification No.)

801 Fox Lane, San Jose, California	95131

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:     (408) 467-1900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS
ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURE
Exhibit 99.1

ITEM 5. OTHER EVENTS

         On October 28, 2002, Immersion Corporation issued a press release announcing that it had promoted its President, Chief Financial Officer and Chief Operating Officer, Mr. Victor Viegas, to the position of Chief Executive Officer and that its Chief Executive Officer, Mr. Robert O’Malley, would remain with the Company as its Chairman of the Board. The Company also announced the appointment of Mr. Robert Van Naarden and Mr. Viegas to its board of directors. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

EXHIBIT NO.	DESCRIPTION

99.1	Press release of Immersion Corporation dated October 28, 2002

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 1, 2002

Immersion Corporation

	By:	/s/ VICTOR VIEGAS

Victor Viegas
President, Chief Executive Officer,
Chief Financial Officer and Director

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

99.1	Press release of Immersion Corporation dated October 28, 2002